(MKS LOGO)

EXHIBIT 99.1

Contact: Seth H. Bagshaw
Vice President, Chief Financial Officer & Treasurer
Telephone: 978.645.5578

MKS Instruments Reports Q3 2013 Financial Results

Andover, Mass., October 23, 2013 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity; today reports third quarter 2013 financial results.

	GAAP Results	Non-GAAP Results
Net revenues ($ millions)	$166	$166
Gross margin	37.4%	41.2%
Operating margin	7.4%	12.2%
Net income/Net earnings ($ millions)	$2.5	$13.3
Diluted EPS	$0.05	$0.25

Third Quarter Financial Results

Sales were $166 million, an increase of 6% from $157 million in the second quarter, and an increase of 18% from $141 million in the third quarter of 2012.

Third quarter net income was $2.5 million, or $0.05 per diluted share, compared to net income of $7.3 million, or $0.14 per diluted share in the second quarter of 2013, and $2.6 million, or $0.05 per diluted share in the third quarter of 2012.

Non-GAAP net earnings, which exclude special items, were $13.3 million, or $0.25 per diluted share, compared to $7.3 million, or $0.14 per diluted share in the second quarter of 2013, and $8.4 million, or $0.16 per diluted share in the third quarter of 2012. Non-GAAP net earnings in the third quarter of 2013 exclude certain excess and obsolete inventory charges, restructuring charges, amortization of acquired intangible assets, discrete tax adjustments, and the related tax impact of these adjustments.

In the third quarter, the Company paid a quarterly cash dividend of $0.16 per share which was paid on September 13th.

Leo Berlinghieri, Chief Executive Officer, said, “We have seen a recent acceleration in order rates, particularly from our customers in the semiconductor industry, and anticipate continued sales growth in the fourth quarter. Semiconductor industry analysts are projecting that 2014 should be a good year for the industry, driven by ongoing transitions to smaller geometries and implementation of new device technologies in support of demand for full featured mobile devices.

“Given current business levels, we anticipate that sales in the fourth quarter may range from $185 million to $200 million, and, at these volumes, our GAAP net income per share could range from $0.28 to $0.38 and non-GAAP net earnings could range from $0.31 to $0.41 per share.”

Conference Call Details

A conference call with management will be held on Thursday, October 24, 2013 at 8:30 a.m. (Eastern Time). To participate in the conference call, please dial (877) 212-6076 for domestic callers and (707) 287-9331 for international callers and an operator will connect you. Participants will need to provide the operator with the Conference ID of 68499581, which has been reserved for this call. A live and archived webcast of the call will be available on the company’s website at www.mksinst.com.

Use of Non-GAAP Financial Results

Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of acquired intangible assets, costs associated with acquisitions, restructuring charges, certain excess and obsolete inventory charges, litigation settlements and related insurance reimbursements, certain supplemental executive retirement costs, discrete tax benefits and charges and the related tax effect of any adjustments. These non-GAAP measures are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of these non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, light emitting diodes, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, energy generation and environmental monitoring.

Forward-Looking Statements

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, and other advanced manufacturing markets, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended (Note 7)
	September 30, 2013	September 30, 2012	June 30, 2013
Net revenues:
Products	$139,846	$114,647	$132,541
Services	26,607	26,800	24,387

Total net revenues	166,453	141,447	156,928
Cost of revenues:
Products	87,809	68,304	79,206
Services	16,410	16,572	15,764

Total cost of revenues	104,219	84,876	94,970
Gross profit	62,234	56,571	61,958
Research and development	15,257	14,136	16,813
Selling, general and administrative	33,158	29,661	34,849
Insurance reimbursement	—	—	(1,071)
Litigation	—	5,316	—
Completed acquisition costs	—	851	—
Restructuring	1,126	—	198
Amortization of intangible assets	361	215	742

Income from operations	12,332	6,392	10,427
Interest income, net	208	267	211

Income before income taxes	12,540	6,659	10,638
Provision for income taxes	10,082	4,079	3,318

Net income	$2,458	$2,580	$7,320

Net income per share:
Basic	$0.05	$0.05	$0.14
Diluted	$0.05	$0.05	$0.14
Cash dividends per common share	$0.16	$0.16	$0.16
Weighted average shares outstanding:
Basic	53,165	52,854	53,054
Diluted	53,513	53,290	53,358
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Net income	$2,458	$2,580	$7,320
Adjustments (net of tax, if applicable):
Income tax charge (Note 1)	6,481	—	—
Credits on U.S. tax expense (Note 2)	(1,200)	—	—
Insurance reimbursement (Note 3)	—	—	(1,071)
Litigation (Note 3)	—	5,316	—
Excess and obsolete charge (Note 4)	6,423	—	—
Acquisition inventory step-up	—	101	—
Completed acquisition costs (Note 5)	—	851	—
Restructuring (Note 6)	1,126	—	198
Amortization of intangible assets	361	215	742
Pro forma tax adjustments	(2,355)	(626)	61

Non-GAAP net earnings (Note 7)	$13,294	$8,437	$7,250

Non-GAAP net earnings per share (Note 7)	$0.25	$0.16	$0.14

Weighted average shares outstanding	53,513	53,290	53,358
Income from operations	$12,332	$6,392	$10,427
Adjustments:
Insurance reimbursement (Note 3)	—	—	(1,071)
Litigation (Note 3)	—	5,316	—
Excess and obsolete charge (Note 4)	6,423	—	—
Acquisition inventory step-up	—	101	—
Completed acquisition costs (Note 5)	—	851	—
Restructuring (Note 6)	1,126	—	198
Amortization of intangible assets	361	215	742

Non-GAAP income from operations	$20,242	$12,875	$10,296

Non-GAAP operating margin percentage	12.2%	9.1%	6.6%

Gross profit	$62,234	$56,571	$61,958
Excess and obsolete charge (Note 4)	6,423	—	—

Non-GAAP gross profit	$68,657	$56,571	$61,958

Non-GAAP gross profit percentage	41.2%	40.0%	39.5%

Note 1: In the third quarter of 2013, we incurred income tax charges of $6.5 million related to an election to pay currently, at a substantially reduced rate, taxes on certain accumulated earnings from the years 2001 to 2011 of one of our foreign subsidiaries.

Note 2: In the third quarter of 2013, we received $1.2 million in credits against U.S. tax expense on amended returns related to prior years.

Note 3: In the third quarter of 2012, we incurred $5.3 million in charges to settle litigation with former shareholders of one of our former subsidiaries. This litigation was long standing and the decision to reach a settlement was made to eliminate future legal expenses related to the suit. In the second quarter of 2013, we recovered $1.1 million from our insurance company relating to the prior year settlement.

Note 4: Cost of sales for the three month period ended September 30, 2013, include $6.4 million of special charges for obsolete inventory related to unique product in a solar application in which slowing market conditions provide uncertainty as to the net realizable value of this inventory.

Note 5: Costs related to the Company’s acquisition of Alter Power Systems S.r.l., in March 2013, are comprised of legal fees. Costs related to the Company’s acquisition of Plasmart, Inc. in August 2012, are comprised of investment banking fees, legal fees and due diligence fees.

Note 6: The three month periods ended September 30, 2013 and June 30, 2013, include restructuring charges primarily for severance related costs related to the consolidation of certain facilities.

Note 7: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of intangible assets, restructurings, costs associated with acquisitions, a litigation settlement, a benefit related to an insurance reimbursement, excess and obsolete charge related to unique product in a solar application and the related tax effect of these adjustments and pro-forma income tax adjustments to reflect the expected full year effective tax rate in the quarter.

MKS Instruments, Inc.
Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate
(In thousands)

	Three Months Ended September 30, 2013			Three Months Ended June 30, 2013
	Income Before	Provision for	Effective	Income Before	Provision for	Effective
	Income Taxes	Income Taxes	Tax Rate	Income Taxes	Income Taxes	Tax Rate
GAAP	$12,540	$10,082	80.4%	$10,638	$3,318	31.2%
Adjustments:
Income tax charge (Note 1)	—	(6,481)		—	—
Credits on U.S. tax expense (Note 2)	—	1,200		—	—
Insurance reimbursement (Note 4)	—	—		(1,071)	—
Excess and obsolete charge (Note 5)	6,423	—		—	—
Restructuring (Note 7)	1,126	—		198	—
Amortization of intangible assets	361	—		742	—
Tax effect of pro forma adjustments	—	767		—	(147)
Adjustment to pro forma tax rate	—	1,588		—	86

Non-GAAP	$20,450	$7,156	35.0%	$10,507	$3,257	31.0%

	Three Months Ended September 30, 2012
	Income Before	Provision for	Effective
	Income Taxes	Income Taxes	Tax Rate
GAAP	$6,659	$4,079	61.3%
Adjustments:
Litigation (Note 4)	5,316	—
Completed acquisition costs (Note 6)	851	—
Acquisition inventory step-up	101	—
Amortization of intangible assets	215	2,390
Tax effect of pro forma adjustments	—	(1,764)

Non-GAAP	$13,142	$4,705	35.8%

	Nine Months Ended September 30, 2013			Nine Months Ended September 30, 2012
	Income Before	Provision for	Effective	Income Before	Provision for	Effective
	Income Taxes	Income Taxes	Tax Rate	Income Taxes	Income Taxes	Tax Rate
GAAP	$28,145	$12,606	44.8%	$68,276	$24,356	35.7%
Adjustments:
Income tax charge (Note 1)	—	(6,481)		—	—
Credits on U.S. tax expense (Note 2)	—	1,200		—	—
Tax benefit (Note 3)	—	2,353		—	—
Insurance reimbursement (Note 4)	(1,071)	—		—	—
Litigation (Note 4)	—	—		5,316	—
Excess and obsolete charge (Note 5)	6,423	—		—	—
Completed acquisition costs (Note 6)	171	—		1,258	—
Acquisition inventory step-up	—	—		101	—
Restructuring (Note 7)	1,364	—		—	—
Amortization of intangible assets	1,537	—		453	—
Tax effect of pro forma adjustments	—	802		—	2,611
Adjustment to pro forma tax rate	—	2,319		—	28

Non-GAAP	$36,569	$12,799	35.0%	$75,404	$26,995	35.8%

Note 1: In the third quarter of 2013, we incurred income tax charges of $6.5 million related to an election to pay currently, at a substantially reduced rate, taxes on certain accumulated earnings from the years 2001 to 2011 of one of our foreign subsidiaries.

Note 2: In the third quarter of 2013, we received $1.2 million in credits against U.S. tax expense on amended returns related to prior years.

Note 3: Tax benefit related to the enactment of the American Taxpayer Relief Act of 2012 on January 2, 2013.

Note 4: In the third quarter of 2012, we incurred $5.3 million in charges to settle litigation with former shareholders of one of our former subsidiaries. This litigation was long standing and the decision to reach a settlement was made to eliminate future legal expenses related to the suit. In the second quarter of 2013, we recovered $1.1 million from our insurance company relating to the prior year settlement.

Note 5: Cost of sales for the three month period ended September 30, 2013, include $6.4 million of special charges for obsolete inventory related to unique product in a solar application in which slowing market conditions provide uncertainty as to the net realizable value of this inventory.

Note 6: Costs related to the Company’s acquisition of Alter Power Systems S.r.l., in March 2013, are comprised of legal fees. Costs related to the Company’s acquisition of Plasmart, Inc. in August 2012, are comprised of investment banking fees, legal fees and due diligence fees.

Note 7: The three and nine month periods ended September 30, 2013 and the three month period ended June 30, 2013, include restructuring charges primarily for severance related costs related to the consolidation of certain facilities.

MKS Instruments, Inc.
Reconciliation of Q4-13 Guidance — GAAP Net Income to Non-GAAP Net Earnings
(In thousands, except per share data)

	Three Months Ended December 31, 2013
	Low Guidance		High Guidance
	$ Amount	$ Per Share	$ Amount	$ Per Share
GAAP net income	$14,800	$0.28	$20,100	$0.38
Executive retirement costs (Note 1)	2,300	0.04	2,300	0.04
Amortization	400	0.01	400	0.01
Restructuring (Note 2)	100	0.00	100	0.00
Tax effect of adjustments (Note 3)	(1,000)	(0.02)	(1,000)	(0.02)

Non-GAAP net earnings	$16,600	$0.31	$21,900	$0.41

Q4 - 13 Forecasted Shares		53,600		53,600

Note 1: As of December 30, 2013, the Company’s Chief Executive Officer will retire and this amount includes the estimated costs related to his supplemental executive retirement plan and other fringe benefits.

Note 2: The three month period ended December 31, 2013, includes the estimated remaining restructuring charges primarily for severance related costs related to the consolidation of certain facilities.

Note 3: The Non-GAAP adjustments are tax effected at estimated Q4-13 tax rate of 35%.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Nine Months Ended
	September 30, (Note 8)
	2013	2012
Net revenues:
Products	$388,998	$427,986
Services	76,028	81,726

Total net revenues	465,026	509,712
Cost of revenues:
Products	237,590	243,950
Services	48,542	48,884

Total cost of revenues	286,132	292,834
Gross profit	178,894	216,878
Research and development	47,318	45,911
Selling, general and administrative	102,140	96,332
Insurance reimbursement	(1,071)	—
Litigation	—	5,316
Completed acquisition costs	171	1,258
Restructuring	1,364	—
Amortization of intangible assets	1,537	453

Income from operations	27,435	67,608
Interest income, net	710	668

Income before income taxes	28,145	68,276
Provision for income taxes	12,606	24,356

Net income	$15,539	$43,920

Net income per share:
Basic	$0.29	$0.83
Diluted	$0.29	$0.82
Cash dividends per common share	$0.48	$0.46
Weighted average shares outstanding:
Basic	52,998	52,679
Diluted	53,410	53,240
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Net income	$15,539	$43,920
Adjustments (net of tax, if applicable):
Income tax charge (Note 1)	6,481	—
Credits on U.S. tax expense (Note 2)	(1,200)	—
Tax benefit (Note 3)	(2,353)	—
Insurance reimbursement (Note 4)	(1,071)	—
Litigation (Note 4)	—	5,316
Excess and obsolete charge (Note 5)	6,423	—
Acquisition inventory step-up	—	101
Completed acquisition costs (Note 6)	171	1,258
Restructuring (Note 7)	1,364	—
Amortization of intangible assets	1,537	453
Pro forma tax adjustments	(3,121)	(2,639)

Non-GAAP net earnings (Note 6)	$23,770	$48,409

Non-GAAP net earnings per share (Note 6)	$0.45	$0.91

Weighted average shares outstanding	53,410	53,240
Income from operations	$27,435	$67,608
Adjustments:
Insurance reimbursement (Note 4)	(1,071)	—
Litigation (Note 4)	—	5,316
Excess and obsolete charge (Note 5)	6,423	—
Acquisition inventory step-up	—	101
Completed acquisition costs (Note 6)	171	1,258
Restructuring (Note 7)	1,364	—
Amortization of intangible assets	1,537	453

Non-GAAP income from operations	$35,859	$74,736

Non-GAAP operating margin percentage	7.7%	14.7%

Gross profit	$178,894	$216,878
Excess and obsolete charge (Note 5)	6,423	—

Non-GAAP gross profit	$185,317	$216,878

Non-GAAP gross profit percentage	39.9%	42.5%

Note 1: In the third quarter of 2013, we incurred income tax charges of $6.5 million related to an election to pay currently, at a substantially reduced rate, taxes on certain accumulated earnings from the years 2001 to 2011 of one of our foreign subsidiaries.

Note 2: In the third quarter of 2013, we received $1.2 million in credits against U.S. tax expense on amended returns related to prior years.

Note 3: Tax benefit related to the enactment of the American Taxpayer Relief Act of 2012 on January 2, 2013.

Note 4: In the third quarter of 2012, we incurred $5.3 million in charges to settle litigation with former shareholders of one of our former subsidiaries. This litigation was long standing and the decision to reach a settlement was made to eliminate future legal expenses related to the suit. In the second quarter of 2013, we recovered $1.1 million from our insurance company relating to the prior year settlement.

Note 5: Cost of sales for the three month period ended September 30, 2013, include $6.4 million of special charges for obsolete inventory related to unique product in a solar application in which slowing market conditions provide uncertainty as to the net realizable value of this inventory.

Note 6: Costs related to the Company’s acquisition of Alter Power Systems S.r.l., in March 2013, are comprised of legal fees. Costs related to the Company’s acquisition of Plasmart, Inc. in August 2012, are comprised of investment banking fees, legal fees and due diligence fees.

Note 7: The nine month period ended September 30, 2013, includes restructuring charges primarily for severance related costs related to the consolidation of certain facilities.

Note 8: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of intangible assets, restructurings, costs associated with acquisitions, a litigation settlement, a benefit related to an insurance reimbursement, excess and obsolete charge related to unique product in a solar application and the related tax effect of these adjustments and pro-forma income tax adjustments to reflect the expected full year effective tax rate in the quarter.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	September 30, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$254,778	$287,588
Short-term investments	365,876	327,653
Trade accounts receivable, net	98,133	82,060
Inventories	136,060	134,639
Deferred income taxes	10,059	8,194
Other current assets	28,651	28,048

Total current assets	893,557	868,182
Property, plant and equipment, net	78,020	80,516
Long-term investments	5,183	12,158
Goodwill	150,700	150,733
Intangible assets, net	13,316	11,561
Other assets	31,198	29,412

Total assets	$1,171,974	$1,152,562

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$27,304	$16,803
Accrued compensation	25,190	20,955
Income taxes payable	7,768	4,148
Other current liabilities	35,899	37,405

Total current liabilities	96,161	79,311
Other liabilities	70,391	61,095
Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	726,018	718,005
Retained earnings	267,246	278,583
Other stockholders’ equity	12,045	15,455

Total stockholders’ equity	1,005,422	1,012,156

Total liabilities and stockholders’ equity	$1,171,974	$1,152,562